Exhibit 10.1

October 4, 2022

Spencer Clarke LLC

1111 Lincoln Road, Suite 500

Miami Beach, FL 33139

Attn: Reid Drescher, President & CEO

Re:	October Addendum to Letter of Engagement

Gentlemen:

This letter serves as an addendum to the Letter of Engagement between Spencer Clarke LLC (“Spencer Clarke”) and Nightfood Holdings, Inc., (“Nightfood”) dated February 2, 2021 (“Engagement Letter”).

Whereas, The Letter of Engagement provides for Spencer Clarke to earn Success Fees upon the closing of any financing or corporate finance activity, which include, among other compensation, five (5) year cashless warrants (“Warrants”) equal to 10% of the capital raised, debt incurred or Mezzanine Credit Facility that is secured, in common stock of the Company, and a minimum cash fee of $100,000 for each corporate financing activity.

Whereas, Spencer Clarke assisted Nightfood in securing a $700,000 convertible note with Mast Hill Fund, LP.

The parties have agreed to replace the compensation requirements outlined in the Letter of Engagement with full agreed-upon compensation of $35,000 in cash and 500,000 shares of Nightfood Holdings, Inc. common stock, earned as of the closing of the Mast Hill Fund LP transaction on September 23, 2022. No additional compensation shall be due Spencer Clarke related to the Mast Hill Fund transaction.

In all other respects, the Engagement Letter is hereby declared to remain in full force and effect without modification, except as expressly provided herein. Spencer Clarke agreeing to this modified compensation for the Mast Hill Fund transaction does not impact the treatment of any of their Nightfood holdings earned prior to that transaction or their compensation structure for any future transactions. In the event of any conflict between the provisions contained in this letter and the provisions of the Engagement Letter, the provisions of the Engagement Letter shall control and govern.

If the foregoing accurately reflects our agreement, please confirm that by signing on the signature page of this Amended Engagement Letter and returning a copy of it to your undersigned.

Sincerely,

NIGHTFOOD HOLDINGS, INC.

/s/ Sean Folkson
Name:	Sean Folkson
Title:	Chief Executive Officer

Agreed to and accepted this 4th day of October, 2022

SPENCER CLARKE LLC

By:	/s/ Reid Drescher
Name:	Reid Drescher
Title:	President & CEO